Exhibit 99.1

   Align Technology Names Robert D. Mitchell Vice President of Worldwide Sales
                            VP of Engineering Departs

    SANTA CLARA, Calif., July 12 /PRNewswire-FirstCall/ -- Align Technology, Inc. (Nasdaq: ALGN), the inventor of Invisalign(R), a proprietary method of straightening teeth without wires and brackets, has named Robert D. Mitchell as Vice President of Worldwide Sales, effective immediately. Mitchell will report directly to Align President and Chief Executive Officer, Thomas M. Prescott, and will be responsible for scaling Align's global sales organization and building customer relationships around the world. Mitchell brings more than sixteen years of global sales, marketing and business experience to Align.
    "Customers are Align's most important asset and customer satisfaction is one of our keys to success," Prescott stated. "Bob has consistently shown the leadership and skills necessary to build a world-class sales team focused on the customer and capable of generating substantial revenue growth. Additionally, Bob's experience in managing international sales expansion will be valuable as we work towards increasing our presence outside North America. I am pleased Bob has decided to join the Align team and I look forward to the positive impact his leadership will have on the company and our customers as we execute on our goals."
    Prior to joining Align, Robert Mitchell spent 16 years at Bloomington, IN-based Cook Incorporated, a leading designer, manufacturer and global distributor of minimally invasive medical device technology for diagnostic and therapeutic procedures. At Cook, Mitchell led a number of global businesses and delivered substantial growth. He held a number of senior management positions and spent several years working outside of the United States as a Sales and Marketing Director. Most recently, Mitchell was the Vice President and Director for Global Sales and Marketing - Radiology, Cardiology, Vascular Surgery, Critical Care, Surgical.
    Mitchell graduated with a BS from the University of Utah in Economics. He is currently pursuing his Masters of Business Administration at Indiana Wesleyan. Mitchell serves on the boards of NeoSci Medical, Inc., a private company, and several medical society groups.
    Jon Fjeld, Vice President of Engineering, has left the company. His day-to-day responsibilities will be handled by the executive team until a replacement has been named.

    About Align Technology, Inc.
    Align Technology designs, manufactures and markets Invisalign, a proprietary method for treating malocclusion, or the misalignment of teeth. Invisalign corrects malocclusion using a series of clear, nearly invisible, removable appliances that gently move teeth to a desired final position. Because it does not rely on the use of metal or ceramic brackets and wires, Invisalign significantly reduces the aesthetic and other limitations associated with braces. Invisalign is appropriate for treating adults and older teens. Align Technology was founded in March 1997 and received FDA clearance to market Invisalign in 1998.
    To learn more about Invisalign or to find a certified Invisalign doctor in your area, please visit http://www.invisalign.com or call 1-800-INVISIBLE.

    Forward Looking Statement
    This news release contains forward-looking statements, which include statements regarding the anticipated positive impact the management appointment will have on Align, including the ability to create a world-class sales team capable of generating revenue growth and statements regarding Align's objectives and goals, including, its goal of increasing its presence outside of North America. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements are only predictions and are subject to risks, uncertainties and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement. Factors that might cause such a difference include, but are not limited to, risks relating to Align's history of losses and negative operating cash flows, Align's ability to increase its revenue significantly while controlling expenses, Align's ability to raise additional capital as required, Align's limited operating history, customer demand for Invisalign, acceptance of Invisalign by consumers and dental professionals, competition from manufacturers of traditional braces, Align's third party manufacturing processes and personnel, foreign operational, political and other risks relating to Align's international manufacturing operations, Align's ability to protect its intellectual property rights, potential intellectual property or product liability claims or litigation, and the potential volatility of the market price of Align's common stock. These and other risks are detailed from time to time in Align's periodic reports filed with the Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K for the fiscal year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 9, 2004, and its Quarterly Reports on Form 10-Q. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

     Investor Relations Contact             Press Contact
     Barbara Domingo                        Shannon Henderson
     Align Technology, Inc.                 Ethos Communications
     (408) 470-1000                         (678) 417-1767
     investorinfo@aligntech.com             shannon@ethoscommunication.com

SOURCE  Align Technology, Inc.
    -0-                             07/12/2004
    /CONTACT: Investor Relations: Barbara Domingo, Align Technology, Inc., +1-408-470-1000, investorinfo@aligntech.com; or Press: Shannon Henderson, Ethos Communications, +1-678-417-1767, shannon@ethoscommunication.com, for Align Technology, Inc./
    /Web site:  http://www.invisalign.com /

CO:  Align Technology, Inc.
ST:  California
IN:  HEA MTC
SU:  PER